70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS REPORTS
FINANCIAL RESULTS FOR FISCAL 2010 FOURTH QUARTER AND FULL YEAR

MELVILLE, NY, May 6, 2010 -- Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions, today reported financial results for fiscal 2010 fourth quarter and twelve months ended February 28, 2010.  Operating performance highlights and recent developments include:

•	Xilinx products to be removed from NUHC offerings by June 2010
•	Net revenues increased sequentially in every quarter of fiscal 2010, inclusive and exclusive of Xilinx products
•	Fourth quarter fiscal 2010 revenues increased by 24% from prior year
•	Quarterly sequential revenues grew 4.2%
•	Excluding Xilinx products, quarterly sequential revenues grew 9.5%
•	Successful global expansion strategy leads to increased revenues in Asia for the fourth quarter and full year
•	The Company recognized a non-cash goodwill impairment charge of $2,615,000 and a provision for a deferred tax valuation allowance of $1,396,000
•	A reduction in workforce was implemented in the first quarter of fiscal 2011 to partially offset loss of Xilinx revenue
•	Xilinx wind down expected to result in cash generation and reduced debt

Fourth Quarter Fiscal 2010 Results

Net sales for the quarter ended February 28, 2010 were $186,923,000 as compared to $150,770,000 for the comparable period last year, an increase of 24.0%.  Sequentially, net sales for the quarter ended February 28, 2010 increased $7,478,000 or 4.2% from $179,445,000 in the third quarter of fiscal 2010.  Excluding Xilinx products, revenues for the fourth quarter of fiscal 2010 were $131,495,000, an increase of 26.0% from $104,374,000 for the comparable quarter of fiscal 2009 and an increase of 10.5% sequentially from $119,031,000 in the third quarter of fiscal 2010.

Sales by geographic region for the fourth quarter of fiscal 2010 were $104,329,000, or 55.8% of the total from North America, $64,708,000 or 34.6% of the total from Asia, and $17,886,000, or 9.6% of the total from Europe.  Year-over-year regional sales increased by 14.6% in North America from $91,028,000 and 57.6% in Asia from $41,053,000, and decreased 4.3% in Europe from $18,689,000.

The Company has recognized non-cash goodwill impairment charges of $2,615,000 and $7,443,000 in its fourth quarter of fiscal 2010 and 2009, respectively.  Since the charges are non-cash in nature, they do not affect the Company’s liquidity or cash flows from operating activities.

Nu Horizons Electronics Reports Financial Results	Page 2
for Fiscal 2010 Fourth Quarter and Full Year

In the fourth quarter of fiscal 2010, management determined that, in part due to the discontinuation of the Xilinx line, the Company needed to provide a valuation allowance of $1,396,000 against its United States net deferred tax assets.  This valuation allowance, together with an increase in the valuation allowance for certain foreign net operating losses, partially offset by foreign income earned at lower foreign tax rates and lower state and local taxes resulted in an effective tax rate which is higher than the statutory rate.

Net loss for the fourth quarter of fiscal 2010 was $2,546,000, or $0.14 per share, as compared to a net loss of $10,732,000 or $0.59 per share for the fourth quarter of the prior year.  On a non-GAAP basis, excluding goodwill impairment charges, the 2010 provision for a U.S. tax valuation allowance and certain other unusual items, adjusted net income for the fourth quarter of fiscal 2010 was $1,465,000 or $0.08 per diluted share as compared to a net loss of $2,547,000 or $0.14 loss per share for the fourth quarter of the prior year (See Exhibit B for a reconciliation of GAAP and non-GAAP financial measures).

Full Year Fiscal 2010 Results

For the twelve months ended February 28, 2010, net sales decreased to $670,727,000 or 10.7% from $750,954,000 in the prior year.

Sales by geographic region for fiscal 2010 were $384,122,000, or 57.2% of the total from North America, $216,486,000, or 32.3% of the total from Asia, and $70,119,000, or 10.5% of the total from Europe.  As compared with fiscal 2009, year-over-year regional sales decreased by 19.8% in North America from $479,124,000 in the prior year, increased by 5.9% in Asia from $204,362,000 in 2009, and increased by 3.9% in Europe from $67,468,000 in 2009.

Net loss for fiscal 2010 was $2,297,000 or $0.13 per share as compared to a net loss of $9,235,000 or $0.51 per share for fiscal 2009.  On a non-GAAP basis, excluding goodwill impairment charges, the fiscal 2010 provision for a U.S. deferred tax valuation allowance and certain other unusual items, adjusted net income for the full year was $2,546,000 or $0.14 per diluted share compared to a net income of $1,140,000 or $0.06 per diluted share in the prior year (see Exhibit B for a reconciliation of GAAP and non-GAAP financial measures).

Management Comments

Commenting on the financial results, Arthur Nadata, Chairman of Nu Horizons, stated, “We are continuing our global expansion and diversification strategies which are currently benefiting from strong market growth.  The loss of Xilinx, due to a change in its channel strategy, will impact our revenues after the first fiscal quarter.  In an effort to counter this loss, we have engaged with new suppliers, expanded with current franchises and re-allocated sales and engineering resources to other high growth suppliers.  Our passive component business continues to grow at a profitable rate and we see encouraging developments in our Alcatel-Lucent initiatives.”

Mr. Nadata continued, “We recently announced the appointment of Martin Kent as CEO and President of our company.  Martin is an industry veteran with extensive knowledge of both our current product roster and potential new technologies for our consideration.  Martin most recently served as CEO of Abacus Group Plc, headquartered in the UK, a public company until its acquisition in January 2009. Martin is experienced in all facets of electronics distribution, with a successful record of M&A and geographic expansion, growing Abacus' business throughout Europe and Asia. We believe that Martin's experience will enable the Company to take advantage of the fact that, without the concentration of our business in a single supplier, we are able to re-allocate resources in an effort to produce growth in multiple lines and technologies.  In addition, we can now seek out and make investments in new opportunities.  The 23-year Xilinx relationship helped position our Company as a leader in demand creation and aided us in building an impressive global customer base.  We have many other excellent suppliers with exciting technologies to continue this growth.  Excluding Xilinx, we had over $500 million dollars in annualized fourth quarter revenues and the continued strong demand leads us to believe that growth will continue.”

Nu Horizons Electronics Reports Financial Results	Page 3
for Fiscal 2010 Fourth Quarter and Full Year

“As a result of the Xilinx wind down, management implemented several initiatives to adjust its operating costs in fiscal 2011,” said Kurt Freudenberg, Executive Vice President and Chief Financial Officer of Nu Horizons.  “In the first quarter of fiscal 2011, the Company executed a reduction in its North American workforce which is expected to reduce annual SG&A by $3,184,000, not including severance.  Management is not currently considering further reductions in such variable costs assuming the realization of current revenue plans.”

“We were able to increase our working capital and improve our inventory turns in fiscal 2010.  This improvement, along with the sale or return of Xilinx products, is expected to increase in our cash position which will be used, in part, to reduce our bank debt,” concluded Mr. Freudenberg.

A conference call to further discuss earnings will be held today at 4:30 pm Eastern time.  The conference call may be accessed by dialing 1-800-279-9534 (international, dial 1-719-325-2192) and providing the passcode 2273461.  Listeners can also access the webcast live through the Company's website at www.nuhorizons.com.  The webcast will be archived on the Company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 pm Eastern time on May 6, 2010.  The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers.  The replay passcode is 2273461.  A transcript of the call will remain available on the Company's website.

Certain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company provides certain non-GAAP financial information relating to net income and net income per diluted share, each as adjusted for non-cash charges related to goodwill impairment, the U.S. tax valuation allowance, severance and professional fees that the Company believes impact the comparability of its results of operations. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in Exhibit B.

The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because management considers the expenses excluded in calculating non-GAAP net income to be outside the Company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the Company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, net income and net income per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Nu Horizons Electronics Reports Financial Results	Page 4
for Fiscal 2010 Fourth Quarter and Full Year

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, the financial strength of the Company's customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Investor Relations:
Darrow Associates, Inc
Jordan M. Darrow
631-367-1866
jdarrow@darrowir.com

 (Tables Follow)

Nu Horizons Electronics Reports Financial Results	Page 5
for Fiscal 2010 Fourth Quarter and Full Year

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Twelve Months Ended		For the Three Months Ended
	February 28, 2010	February 28, 2009	February 28, 2010	February 28, 2009

NET SALES	$670,727,000	$750,954,000	$186,923,000	$150,770,000

COSTS AND EXPENSES:
Cost of sales	576,027,000	637,261,000	160,913,000	127,357,000
Selling, general and administrative expenses	90,692,000	113,010,000	23,326,000	26,933,000
Goodwill impairment charge	2,615,000	7,443,000	2,615,000	7,443,000
	669,334,000	757,714,000	186,854,000	161,733,000

OPERATING INCOME (LOSS)	1,393,000	(6,760,000)	69,000	(10,963,000)

OTHER EXPENSE (INCOME)
Interest expense	1,723,000	3,141,000	577,000	579,000
Interest income	(13,000)	(100,000)	-	(90,000)
	1,710,000	3,041,000	577,000	489,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(317,000)	(9,801,000)	(508,000)	(11,452,000)

Provision (benefit) for income taxes	1,691,000	(837,000)	1,930,000	(686,000)

CONSOLIDATED NET INCOME (LOSS)	(2,008,000)	(8,964,000)	(2,438,000)	(10,766,000)

Net income (loss) attributable to noncontrolling interest	289,000	271,000	108,000	(34,000)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$(2,297,000)	$(9,235,000)	$(2,546,000)	$(10,732,000)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO NU HORIZONS

Basic and diluted	$(0.13)	$(0.51)	$(0.14)	$(0.59)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,105,933	18,043,834	18,117,089	18,069,326
Diluted	18,105,933	18,043,834	18,117,089	18,069,326

(more)

Nu Horizons Electronics Reports Financial Results	Page 6
for Fiscal 2010 Fourth Quarter and Full Year

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	February 28, 2010	February 28, 2009

- ASSETS -
CURRENT ASSETS:
Cash	$6,632,000	$4,793,000
Accounts receivable – less allowances of $3,659,000 and $3,438,000, respectively	131,883,000	111,572,000
Inventories	117,377,000	107,877,000
Deferred tax asset	434,000	3,323,000
Prepaid expenses and other current assets	7,095,000	4,979,000
TOTAL CURRENT ASSETS	263,421,000	232,544,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,924,000	4,827,000

OTHER ASSETS:
Goodwill	2,308,000	5,020,000
Intangibles – net	3,404,000	3,742,000
Other assets	2,087,000	5,222,000

TOTAL ASSETS	$276,144,000	$251,355,000

- LIABILITIES AND EQUITY -
CURRENT LIABILITIES:
Accounts payable	$78,791,000	$67,133,000
Accrued expenses	7,696,000	8,498,000
Bank debt	4,192,000	8,450,000
Income taxes payable	1,746,000	1,322,000
TOTAL CURRENT LIABILITIES	92,425,000	85,403,000

LONG TERM LIABILITIES
Bank debt	35,000,000	14,950,000
Other long-term liabilities	3,355,000	2,590,000
Deferred tax liability	-	1,903,000
TOTAL LONG TERM LIABILITIES	38,355,000	19,443,000

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,549,305 and 18,578,946 shares issued and outstanding as of February 28, 2010 and 2009, respectively	122,000	122,000
Additional paid-in capital	57,227,000	56,386,000
Retained earnings	85,089,000	87,386,000
Other accumulated comprehensive income	240,000	83,000
Total Nu Horizons stockholders' equity	142,678,000	143,977,000
Noncontrolling interest	2,686,000	2,532,000
TOTAL EQUITY	145,364,000	146,509,000

TOTAL LIABILITIES AND EQUITY	$276,144,000	$251,355,000

Nu Horizons Electronics Reports Financial Results	Page 7
for Fiscal 2010 Fourth Quarter and Full Year

EXHIBIT A

Quarterly and Fiscal Year Sales Analysis
($ in Thousands)

	FY 2010
	% of
	Total	YTD	Q4	Q3	Q2	Q1
Sales by Geographic Area:
North America	57.2%	$384,122	$104,329	$102,520	$93,596	$83,677
Asia	32.3%	216,486	64,708	59,377	47,201	45,200
Europe	10.5%	70,119	17,886	17,548	15,803	18,882
	100.0%	670,727	186,923	179,445	156,600	147,759

Total sales excluding Xilinx products		$455,788	$131,495	$119,031	$107,011	$98,251

	FY 2009
	% of
	Total	YTD	Q4	Q3	Q2	Q1
Sales by Geographic Area:
North America	63.8%	$479,124	$91,028	$118,812	$138,927	$130,357
Asia	27.2%	204,362	41,053	53,977	56,385	52,947
Europe	9.0%	67,468	18,689	15,430	16,501	16,848
	100.0%	750,954	150,770	188,219	211,813	200,152

Total sales excluding Xilinx products		$518,823	$104,374	$126,097	$150,378	$137,974

Nu Horizons Electronics Reports Financial Results	Page 8
for Fiscal 2010 Fourth Quarter and Full Year

Certain Non-GAAP Financial Information	EXHIBIT B

	For the Twelve Months Ended		For the Three Months Ended
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009

Net income (loss) attributable to shareholders as reported	$(2,297,000)	$(9,235,000)	$(2,546,000)	$(10,732,000)
Add goodwill impairment charge	2,615,000	7,443,000	2,615,000	7,443,000
Add United States deferred tax valuation allowance	1,396,000	-	1,396,000	-
Add professional fees, net of tax(1)	502,000	2,218,000	-	304,000
Add severance, net of tax	330,000	714,000	-	438,000
Adjusted net income (loss)	$2,546,000	$1,140,000	$1,465,000	$(2,547,000)

Adjusted diluted earnings per share	$0.14	$0.06	$0.08	$(0.14)

Diluted shares outstanding	18,162,352	18,057,082	18,247,549	18,069,326

Notes:
(1)	Professional fees related to the SEC inquiry related to "In the matter of Vitesse Semiconductor".